Exhibit 10.53

FIRST AMENDMENT TO THE

REALOGY CORPORATION

OFFICER DEFERRED COMPENSATION PLAN

AMENDMENT to the Realogy Corporation Officer Deferred Compensation Plan (hereinafter called the “Plan”).

WHEREAS, Realogy Corporation (hereinafter called the “Company”) maintains the Plan, effective August 1, 2006, for the benefit of the Company’s Officers who are eligible to participate therein;

WHEREAS, the Company desires to amend the Plan to allow Company discretion in determining which group of Participants under the Plan may receive Matching Contributions; and

WHEREAS, subsection 9.1 of the Plan permits the Company to amend the Plan at anytime.

NOW, THEREFORE BE IT:

RESOLVED that, the Plan shall be, and hereby is, amended as follows:

Effective January 1, 2008, subsection 4.2 “Matching Deferrals,” shall be amended by the substitution of the first sentence in its entirety:

“After each payroll period, monthly, quarterly, or annually, at the Employer’s discretion, with such discretion including the Employer retaining the right to determine which Participants may receive such Matching Deferrals, the Employer shall contribute to the Trust Matching Deferrals equal to the rate of Matching Contribution selected by the Employer and multiplied by the amount of the Elective Deferrals credited to the Participants’ Accounts for such period under Section 4.1.”

IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, the Company has caused the same to be executed by its duly authorized officer this 29th day of February, 2008.

ATTEST:	REALOGY CORPORATION

/s/ Kathleen A. Mohr	By:	/s/ Marie R. Armenio
	Print Name:	Marie R. Armenio
	Title:	SVP, Human Resources